AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              ----------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

              ----------------------------------------------------

                             theNETdigest.com, Inc.
             (Exact name of registrant as specified in its charter)

                     Delaware                       38-2655325
          ---------------------------           -------------------------
         (State or other jurisdiction                 (IRS Employer
               of incorporation)                   Identification No.)

                                     1-13886
                            ------------------------
                            (Commission File Number)

                             4950 West Prospect Road
                                 Fort Lauderdale
                                    FL 33309
                    (Address of principal executive offices)

                              CONSULTING AGREEMENTS
                            (Full title of the Plan)

          -------------------------------------------------------------

                                  954 745 8277
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.


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

                         CALCULATION OF REGISTRATION FEE

                     Proposed      Maximum       Proposed       Maximum
                     Amount to    Offering       Aggregate       Amount
Title of Securities      be         Price        Offering          of
to be registered     Registered   Per Share(1)    Price (1)  Registration Fee
-----------------------------------------------------------------------------
Common  Stock,
  $.001  par  value   482,000      $0.01         $4,820          $____
-------------------   -------      ------         --------       -------

(1) Estimated solely for the purpose of calculating the registration fee Following Rule 457 under the Securities Act of 1933.

                             theNETdigest.com, Inc.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-B

          FORM S-8 ITEM NUMBER AND CAPTION     CAPTION IN PROSPECTUS
          --------------------------------     ---------------------

1.    Forepart of Registration Statement       Facing Page of Registration
      and Outside Front Cover Page of          Statement and Cover Page of
      Prospectus                               Prospectus

2.    Inside Front and Outside Back Cover      Inside Cover Page of Prospectus
      Pages of Prospectus                      and Outside Cover Page of
                                               Prospectus

3.    Summary Information, Risk Factors        Not Applicable
      and Ratio of Earnings to Fixed Charges

4.    Use of Proceeds                          Not Applicable

5.    Determination of Offering Price          Not Applicable

6.    Dilution                                 Not Applicable

7.    Selling Security Holders                 Not Applicable

8.    Plan of Distribution                     Not Applicable

9.    Description of Securities to             Consulting Agreements
      be Registered

10.   Interest of Named Experts and            Not Applicable
      Counsel

11.   Material Changes                         Not Applicable

12.   Incorporation of Certain Information     Information Incorporated by
      by Reference                             Reference

13.   Disclosure of Commission Position        Indemnification
      Indemnification for Securities Act
      Liabilities


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

PROSPECTUS

                             theNETdigest.com, Inc.
                         482,000 Shares of Common Stock
                                ($.001 Par Value)

      This Prospectus is part of a Registration Statement which registers an aggregate of 482,000 shares of common stock, $.001 par value, of theNETdigest.com, Inc.(the "Company") which have been issued as set forth herein to the following named persons:

          NAME                                        NUMBER OF  SHARES
          ----                                        ------------------
     W. Scott Smith                                              200,000
     Christopher D. Taylor                                        80,000
     Ned Elgart                                                   50,000
     Patrick N. Kephart                                           75,000
     M. Therese Roos                                              25,000
     Susan M. Danehower                                           25,000
     Barrett C. Geoghegan                                         15,000
     Sheldon Brown                                                12,000

On September 29, 1999, the Company entered into a consulting agreement (the "LMIL Consulting Agreement") with London Manhattan Limited, Inc. (referred to as ("LMIL"). LMIL has designated W. Scott Smith, Christopher D. Taylor, Ned Elgart, Patrick N. Kephart, M. Therese Roos, Susan M. Danehower, Barrett C. Geoghegan and Sheldon Brown as its nominees (collectively herein referred to as the "LMIL Nominees") to receive the shares of stock to which LMIL is entitled. The Company has been advised by LMIL and the LMIL Nominees that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. The LMIL Nominees and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Neither prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

                The date of this Prospectus is September 22, 2000


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

                                TABLE OF CONTENTS

AVAILABLE INFORMATION                                                          1
INFORMATION INCORPORATED BY REFERENCE                                          1
THE COMPANY                                                                    2
CONSULTING AGREEMENTS                                                          2
   Restrictions under Securities Laws                                          2
DESCRIPTION OF CAPITAL STOCK                                                   3
   Common Stock                                                                3
   Registrar and Transfer                                                      3
   Dissenters' Rights                                                          3
   Preferred Stock                                                             3
LEGAL MATTERS                                                                  3
EXPERTS                                                                        4
STATEMENT OF INDEMNIFICATION                                                   4

                              AVAILABLE INFORMATION

      theNETdigest.com, Inc.(the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 482,000 shares of the Company's Common Stock, which have been issued to the LMIL nominees. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

                      INFORMATION INCORPORATED BY REFERENCE

      The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1999. The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, and the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

      All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective


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

amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. GEOFFREY TAYLOR, PRESIDENT, theNETdigest.com, Inc., 4950 WEST PROSPECT ROAD, FORT LAUDERDALE, FL 33309, TELEPHONE NUMBER 954 745 8277.

                                   THE COMPANY

CAM DESIGNS INC. (the "Company") is a Delaware corporation. Its common stock is traded on the NQBEQS "Pink Sheets" under the symbol FRTX. Effective May 18, 2000, the Company acquired in an exchange of shares all of the capital stock of theNETdigest.com, Inc., a privately held Internet publishing company based in Fort Lauderdale, Florida. The Company has since changed its name to theNETdigest.com, Inc.

theNETdigest.com, Inc. (www.thenetdigest.com), a quality Internet publishing company, is developing the parent site to in excess of fifty (50) web domain sites. theNETdigest.com, Inc. intends meticulously to develop and maintain state-of-the-art informational web sites for the end users on an impressive variety of subject matter. Its goal is to provide totally comprehensive sites updated daily for the most cutting-edge information and news articles. Each web site will have a specific, highly researched subject matter and will be geared toward supplying its users what they need in one convenient, user-friendly arena. All sites developed will be supported by conventional advertising, including radio and broadcast.

The first focused, in-depth web site currently under construction is theDIABETICdigest.com. Research has demonstrated a strong market need for a concentration of information on this serious disease. This site will offer an Editorial Board consisting of prominent professionals in the industry, news articles added daily as well as an archive of articles, up-to-date product information, a healthcare database, and a shopping area. Each article will by summarized by a brief paragraph explaining its content. With a glossary, bulletin board and chatroom, this site will provide all the resources and feedback diabetics and their families and friends need, in one web site. The content is reputable, current and entertaining, presented in an easy to understand language. This site will feature a large section devoted specifically to Juvenile Diabetes, with the newest information on research and activities for the parents and physicians of children with diabetes. TheDiabeticdigest.com will be represented by spokesperson Michelle McGann, a professional golfer on the LPGA. Michelle was diagnosed as a diabetic at the age of 13 and is a role model for many younger diabetics.

TheDIABETICdigest.com will also include a complete section for children called the KidZone. Focusing on the needs and concerns of children afflicted with diabetes, this section will contain most of the information of our main site, but written in a language children can easily understand. It will contain its own glossary and articles and feature a chatroom for kids with diabetes to interact with each other. Bold bright graphics and pictures and fun news items will entertain the children as they learn to take better care of themselves. The section will soon feature its own original animated theater-quality movie short.


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Plans are underway to introduce theDIABETICdigest.com in mid-July in the year
2000. Other web domains being acquired by theNETdigest.com, Inc. include seventeen (17) health digests and thirty-five (35) general lifestyle digests. Future web sites currently in pre-production include one health digest and one lifestyle digest. Each web site will be developed within the strict quality guidelines of theNETdigest.com, Inc. and will include exercise videos and a complete section for children.

theNETdigest.com, Inc. will operate from Uptown Studios in Fort Lauderdale, Florida, a 16,000 square foot full service production facility complete with professional broadcast quality video and audio services. Uptown Studios will offer its state-of-the-art facilities and support to theNETdigest.com, Inc. and its intellectual properties.

                              CONSULTING AGREEMENTS

On September 29, 1999, the Company entered into a consulting agreement with London Manhattan Limited, Inc.(the "LMIL Consulting Agreement") Under the terms of the LMIL Consulting Agreement, LMIL undertook to consult with and advise the Company with respect to the following (i) to locate and identify candidates for positions on the board of directors and fill vacancies in the officer positions,
(ii) in locating, negotiating and consummating a Business Combination with an operating company, (iii) in bringing itself current with SEC filing requirements and its financial records, and (iv) in debt settlement and resolution of other outstanding claims or obligations of Company. The LMIL Consulting Agreement began on September 29, 1999 for an initial term of six (6) months and was extended on a month to month basis thereafter. The LMIL Consulting Agreement was subsequently amended by two supplementary agreements.

                       RESTRICTIONS UNDER SECURITIES LAWS

The sale of any shares of Common Stock acquired under the terms of the LMIL Consulting Agreements must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors, 10%, and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock. The foregoing is not intended to be a complete statement of applicable law and Consultants should rely on its own legal counsel with respect thereto.

                          DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 50 million shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

COMMON STOCK

      There are presently outstanding 12,975,000 shares of Common Stock.

      Voting Rights. Holders of shares of Common Stock are entitled to one


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vote per share on all matters submitted to a vote of the shareholders. Shares of
Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

      Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor.

      Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

      Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

REGISTRAR AND TRANSFER AGENT

The Company's registrar and transfer agent is the American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, NY 10005.

DISSENTERS' RIGHTS

Under current Delaware law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED STOCK

The Company is also authorized to issue 5,000,000 of Preferred Stock of which none are presently outstanding. The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

                                     EXPERTS

The balance sheets, and the statements of operations, stockholders' equity and cash flows for the year ended May 31, 1999, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Liebman, Goldberg & Drogin, independent accountants, given on the authority of said firms as experts in accounting and auditing.


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

                          STATEMENT OF INDEMNIFICATION

Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1999. The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, and the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

      (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal quarter covered by the Registrant's Form 10-Q referred to in (a) above.

      (c) The class of securities to be offered hereby is registered under
Section 12 of the Exchange Act.

Item 5: Interests of Named Experts and Counsel.

      None

Item 6: Indemnification of Directors and Officers.


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      (a) Section 145 of the Delaware General Corporation Law provides that:

   145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

      (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation)by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.


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

      (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

      (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses


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(including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 198 1, Ch. 11 2, Laws of 1983,
Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 26 1, Laws of 1994.)

Item 8: Exhibits

      The following documents are filed as Exhibits to this Registration
Statement:

             4(a)  --   Consulting Agreement with London Manhattan Limited, Inc.

             4(b)  --   First Amendment to Consulting Agreement with London
                        Manhattan Limited, Inc.

             4(c)  --   Second Amendment to Consulting Agreement with London
                        Manhattan Limited, Inc.

Item 9: Undertakings

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, on the 27th day of September, 2000.

theNETdigest.com, Inc.                           theNETdigest.com, Inc.


By: /s/Geoffrey Taylor                           By: /s/Franz Skryanz
    ---------------------------                      ------------------------
    Geoffrey Taylor,  President                      Franz Skryanz, Treasurer



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